EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

         Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C.
1350), the undersigned, Joseph Vittoria Chairman and Chief Executive Officer of Puradyn Filter Technologies Incorporated ("the Company") has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007 (the "Report").

         The undersigned certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         IN WITNESS WHEREOF, the undersigned has executed this certification as of the 28th day of March 2008.

                             /s/ Joseph V. Vittoria
                             ---------------------------------------------
                             Name: Joseph V. Vittoria
                             Title: Chairman and Chief Executive Officer, principal executive officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request